Exhibit 3.4

AMENDED AND RESTATED BYLAWS

OF

REGENERX BIOPHARMACEUTICALS, INC.

Adopted: July 26, 2006

AMENDED AND RESTATED BYLAWS

OF REGENERX BIOPHARMACEUTICALS, INC.

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AMENDED AND RESTATED BYLAWS

OF REGENERX BIOPHARMACEUTICALS, INC.

ARTICLE I

OFFICES

Section 1.1 Registered Office. The registered office of RegeneRx Biopharmaceuticals, Inc. (the “Corporation”) in the State of Delaware shall be in the City of Wilmington, County of New Castle.

Section 1.2 Other Offices. The Corporation may have offices at such other places, within or without the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation shall require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 2.1 Annual Meeting of Stockholders. The annual meeting of stockholders shall be held each year at such time and place, within or without the State of Delaware, as shall be designated by the Board of Directors and stated in the notice of the meeting. At the annual meeting the stockholders shall elect the Directors of the Corporation and may transact any other business that is properly brought before the meeting.

Section 2.2 Special Meetings. Special meetings of the stockholders, for any purpose or purposes, may be called by action of the Board of Directors, by the Chairman of the Board of Directors, or by the President. Special Meetings shall be held at such place and time as shall be stated in the notice of the meeting. The business transacted at a special meeting shall be confined to matters stated in the notice of the meeting.

Section 2.3 Notice of Meetings. Unless otherwise provided by law, written notice of the place, date and hour of any meeting, and in the case of a special meeting the purpose or purposes, shall be given to each stockholder entitled to vote at the meeting not less than ten (10) nor more than sixty (60) days prior to the date of the meeting in the manner prescribed by Section 6.4 of these Bylaws. If a meeting is adjourned to another place or another date, not in excess of 30 days following the date of the meeting at which the adjournment is taken, no notice need be given of the adjourned meeting if the time and place are announced at the meeting at which the adjournment is taken, unless a new record date is fixed for the adjourned meeting. An affidavit of the mailing or other means of giving notice of any stockholder meeting shall be executed by the Secretary, Assistant Secretary or any transfer agent of the Corporation giving the notice. Such affidavit shall be filed and maintained in the minute book of the Corporation.

Section 2.4 Record Date. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or distribution or allotment of any right, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date which shall not be less than ten (10) days, nor more than sixty (60) days, before the date of such meeting, nor more than sixty (60) days prior to any other action or event. When a determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders has been made as provided in this Section 2.4, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date under this Section 2.4 for the adjourned meeting.

Section 2.5 Voting List. The Secretary of the Corporation, or such transfer agent as may be designated by the Board of Directors, shall make and certify a complete list of the stockholders entitled to vote at any meeting of stockholders or any adjournment thereof, arranged in alphabetical order and showing the address of the stockholder and the number of registered shares held. Such list shall be open for inspection by any stockholder for any purpose germane to the meeting for a period of 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list also shall be produced and kept at the place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 2.6 Quorum. Unless otherwise required by statute or the Certificate of Incorporation, the holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. If at any meeting of the stockholders a quorum is not present or represented, the stockholders entitled to vote, present in person or represented by proxy, shall have the power to adjourn the meeting, from time to time, without notice other than announcement at the meeting until a quorum shall be present or represented. At such adjourned meeting any business may be transacted which might have been transacted at the meeting as originally notified. If an adjournment is for more than thirty days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.7 Voting of Shares. Except as otherwise provided by the Certificate of Incorporation or these Bylaws, each stockholder, present in person or represented by proxy, at any meeting shall have, on each matter on which such stockholder is entitled to vote, one vote for each outstanding share of stock having voting power registered in his name on the books of the Corporation.

Section 2.8 Proxy Voting. At any meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three (3) years prior to said meeting, unless said instrument provides for a longer period. The presence at any meeting of any stockholder who has given a proxy shall not revoke such proxy, unless the stockholder shall file written notice of such revocation with the secretary of the meeting prior to the voting of such proxy.

Section 2.9 Vote Required. Directors shall be elected by a plurality of the votes cast by the holders of shares present in person or represented by proxy and entitled to vote in the election. Whenever any action, other than the election of Directors, is to be taken by vote of the stockholders, it shall, except as otherwise required by statute, the Certificate of Incorporation or these Bylaws, be authorized by a majority of the votes cast by the holders of shares present in person or represented by proxy and entitled to vote thereon.

Section 2.10 Action Without Meeting. Unless otherwise provided in the Certificate of Incorporation, any action that may or is required to be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having in the aggregate not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III

DIRECTORS

Section 3.1 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may exercise all powers, rights and privileges of the Corporation as are not by law, the Certificate of Incorporation or these Bylaws required to be exercised by the stockholders.

Section 3.2 Number and Qualification. The entire Board of Directors (the “entire Board of Directors” as used in these Bylaws shall mean the total number of Directors which the Corporation would have if there were no vacancies) shall consist of not less than 3 nor more than 7 Directors, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the entire Board of Directors. Directors need not be stockholders.

Section 3.3 Term of Office. Each Director shall be elected for a one year term and shall continue to hold office until his successor is elected and qualified, or until his earlier resignation, removal or death, except that a Director elected to fill an uncompleted term shall continue to hold office until the expiration of such term and until his successor is elected and qualified, or until his earlier resignation, removal or death.

Section 3.4 Nomination. Nominations for the election of Directors may be made by the Board of Directors, any nominating committee thereof, or by any stockholder entitled to vote for the election of Directors. Such nominations shall be made by notice, in writing, delivered or mailed by first-class United States mail, postage prepaid, to the Secretary not less than fourteen (14) days, nor more than fifty (50) days, prior to any meeting of the stockholders called for the election of Directors, except that if notice of the meeting is given to stockholders less than twenty-one (21) days in advance of the meeting, such written notice shall be delivered or mailed, as prescribed, to the Secretary not later than the close of the seventh day following the day on which notice of the meeting was mailed to stockholders. Each such notice shall set forth with respect to each nominee (i) name, age, business address and, if known, residence address, (ii) principal occupation or employment, and (iii) the number of shares of stock of the corporation beneficially owned. The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and upon such a determination and declaration, the defective nomination shall be disregarded.

Section 3.5 Organization Meeting. The Secretary, upon receiving the results of the election of Directors at each annual meeting of stockholders, shall notify the Directors of their election and of the time at which they are required to meet at the principal office of the Corporation or such other place as the Board of Directors may designate, for the purpose of organizing the new Board of Directors, electing and appointing officers of the Corporation for the succeeding year, and considering any other business that properly is brought before the meeting. Such meeting shall be held on the day of the election or as soon thereafter as practicable.

Section 3.6 Chairman of the Board of Directors. The Chairman of the Board of Directors shall be elected by the directors from among the Directors, and shall preside over all meetings of the stockholders and of Board of Directors. If authorized by the Board of Directors, the Chairman of the Board of Directors shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. The chairman of the Board of Directors shall perform such other duties and may exercise such other powers as from time to time may be assigned to him by the Board of Directors. The Board of Directors also may elect a Vice-Chairman of the Board of Directors from among its members. In the absence of the Chairman of the Board of Directors and, the President, if a Director, the Vice-chairman of the Board of Directors shall preside over meetings of the stockholders and of the Board of Directors and shall perform such other duties as from time to time may be assigned to him by the Board of Directors, but shall have no authority to exercise any executive powers on behalf of the Corporation.

Section 3.7 Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places, either within or without the State of Delaware, as shall from time to time be determined by resolution of the Board of Directors. No notice shall be required for a regular meeting if the meeting is held at the time and place fixed by the Board of Directors.

Section 3.8 Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board of Directors or by the President, or upon the written request of Directors sufficient in number to constitute a quorum. Special meetings of any committee may be called by the chairman of the committee, or a sufficient number of committee members to constitute a quorum. Notice of each such special meeting shall be delivered personally, or by telephone, telegraph, cable, radio or wireless, at least twenty-four (24) hours prior to the time at which the meeting is to be held. Such notice shall state the place, date and time of the meeting and the purpose or purposes for which it is called, and shall be given in the manner prescribed by Section 6.4 of these Bylaws.

Section 3.9 Waiver of Notice. A written waiver of notice signed by a Director entitled to notice of any regular or special meeting of the Board of Directors, or a committee thereof, whether before or after the time stated therein, shall be deemed the equivalent of notice. Attendance of the Director at the meeting shall constitute a waiver of notice.

Section 3.10 Quorum and Vote Required. At all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business, except that when vacancies prevent such a majority, the majority of the Directors then in office shall constitute a quorum, provided that such majority shall constitute at least one-third (1/3) of the entire Board of Directors. The action of a majority of the Directors present at any meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by statute, the Certificate of Incorporation or by these Bylaws. If a quorum shall not be present at any meeting of Directors, the Directors present may, by a majority vote, adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.11 Meeting by Telephone Conference. Members of the Board of Directors may participate in a meeting of the Board, or any committee thereof, by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear and speak to each other at the same time. Participation in a meeting by these means constitutes presence in person at the meeting.

Section 3.12 Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if all members of the Board of Directors, or committee thereof, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

Section 3.13 Resignations. Any Director may resign at any time by giving written notice to the Board of Directors. The resignation of any Director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice. Unless otherwise specified in the notice of resignation the acceptance of such resignation shall not be necessary to make it effective.

Section 3.14 Vacancies. Any vacancy on the Board of Directors caused by reason of an increase in the number of authorized Directors or by resignation, removal, or death may be filled by the vote of a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director, or by the stockholders at a special meeting called for such purpose. Any Director so elected shall hold office until the next annual election of Directors and until his successor is elected and qualified, or until his earlier resignation, removal, or death. When one or more Directors shall resign from the Board of Directors, effective at a future date, a majority of the Directors then in office, including those that have resigned, shall have the power to fill such vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each such Director shall hold office as provided in this Section 3.13.

Section 3.15 Removal. One or more or all the Directors of the Corporation may be removed, with or without cause, by the stockholders by the affirmative vote of the majority of the votes cast by the holders of shares entitled to vote for the election of Directors at a special meeting of the stockholders expressly called for such purpose.

Section 3.16 Committees. The Board of Directors may, by resolution adopted by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of two (2) or more of the Directors, which, to the extent provided in said resolution or resolutions, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. No such committee, however, shall have the power or authority to amend the Corporation’s Certificate of Incorporation, to adopt an agreement of merger or consolidation, to recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, to recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or to amend the Bylaws of the Corporation. Unless a resolution of the Board of Directors or the Corporation’s Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of common or preferred stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The committees shall keep regular minutes of their proceedings and report to the Board of Directors when required.

Section 3.17 Compensation. Compensation of non-employee directors for service on the board of directors and on any committees thereof, shall be set by resolution of the board. Employee directors shall not receive compensation for service on the board of directors.

ARTICLE IV

OFFICERS

Section 4.1 Designation. The officers of the Corporation shall consist of a President, a Secretary, a Treasurer, and if deemed necessary, expedient or desirable by the Board of Directors, one or more Executive Vice Presidents, Senior Vice Presidents or Vice Presidents and such other officers with such titles as the Board of Directors by resolution shall designate. Any number of such offices may be held by the same person, except that no person simultaneously may hold the offices of President and Secretary.

Section 4.2 Election and Qualifications. The officers of the Corporation shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders, or in the case of officers other than the President, Secretary and Treasurer, may be appointed by the President, at such times and on such terms as the President may determine. The election or appointment of an officer shall not of itself create any contract right.

Section 4.3 Term of Office. Each officer of the Corporation elected by the Board of Directors shall hold office until the next annual meeting of the Board of Directors following his election and until his successor is elected and qualified, or until his earlier resignation, removal or death.

Section 4.4 Removal. Any officer may be removed, with or without cause, at any time by the affirmative vote of the entire Board of Directors, or in the case of officers other than the President, Secretary and Treasurer, by the President. The removal of an officer without cause shall be without prejudice to his contract rights, if any.

Section 4.5 Vacancies. Any vacancy occurring in the office of President, Secretary or Treasurer shall be filled promptly by the Board of Directors.

Section 4.6 Resignations. Any officer may resign at any time by giving written notice to the Board of Directors. The resignation of any officer shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice. Unless otherwise specified in the notice of resignation, the acceptance of such resignation shall not be necessary to make it effective. Any such resignation shall be without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

Section 4.7 President. The President shall be the Chief Executive Officer of the Corporation. He shall be responsible for the general supervision, direction and management of the business of the Corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect. In the absence of the Chairman of the Board of Directors, the President, if a Director, shall preside at all meetings of the stockholders and of the Board of Directors. The President shall be an ex-officio member of all standing committees of the Corporation. He shall execute bonds, mortgages, contracts or other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed, and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

Section 4.8 Vice Presidents. The Vice Presidents, including any Senior Vice President or Executive Vice President, shall have such powers and perform such duties as from time to time may be prescribed for them respectively by the Board of Directors or the President.

Section 4.9 Secretary and Assistant Secretaries. The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for any standing committee of the Board of Directors when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of special or, when required, regular meetings of the Board of Directors. He shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature. In the absence or disability of the Secretary, the Assistant Secretary shall perform the duties and exercise the powers of the Secretary, and shall perform such other duties as the Board of Directors shall prescribe.

Section 4.10 Treasurer and Assistant Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and to the Board of Directors at its regular meeting, or whenever the Board of Directors requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. In the absence or disability of the Treasurer, the Assistant Treasurer shall perform the duties and exercise the powers of the Treasurer, and shall perform such other duties as the Board of Directors shall prescribe.

Section 4.11 Bonds. If required by the Board of Directors, the Treasurer and any Assistant Treasurers or any other officer or agent of the Corporation shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in the case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation. The Corporation shall pay the premium cost of such bonds.

ARTICLE V

CERTIFICATES OF STOCK AND THEIR TRANSFER

Section 5.1 Stock Certificates. Certificates representing shares of stock of the Corporation shall be in such form, consistent with all applicable provisions of law, as shall be approved by the Board of Directors. All certificates shall be signed in the name of the Corporation by the Chairman of the Board of Directors, the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and may be sealed with the seal of the Corporation or facsimile thereof. If a certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or (2) by a registrar other than the Corporation or its employee, any signature of an officer of the Corporation may be facsimile. If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of its issue.

Section 5.2 Transfer of Shares. Upon payment of all taxes thereon and upon presentment to the Corporation or its transfer agent for cancellation of the certificate or certificates for the Corporation’s shares (except as provided in Section 5.3 in the case of lost, destroyed or stolen certificates) properly endorsed by the registered holder thereof or accompanied by proper evidence of succession, assignment or authority to transfer, together with such reasonable assurance as the Corporation or its transfer agent may require that the said endorsement is genuine and effective, the Corporation or the transfer agent shall issue a new certificate to the person entitled thereto and shall cancel the old certificate and record the transaction on its books.

Section 5.3 Lost, Destroyed or Stolen Certificates. The Board of Directors may direct a new certificate or certificates to be issued in the place of any certificate or certificates issued by the Corporation alleged to have been lost, stolen or destroyed, upon making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing the issuance of a replacement certificate or certificates, the Board of Directors in its discretion may impose such terms and conditions as it deems appropriate, including provision for indemnification of the Corporation secured by the bond or other adequate security sufficient to protect against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of the certificate or the issuance of a replacement certificate.

Section 5.4 Transfer Agent and Registrar. The Corporation may itself, at the discretion of the Board of Directors, act as its own transfer agent or registrar in such a manner as the Board of Directors shall direct. The Corporation shall, if and whenever the Board of Directors shall so determine, maintain one or more transfer offices or agencies, each in charge of a transfer agent designated by the Board of Directors, where the shares of the stock of the Corporation shall be directly transferable, and also one or more registry offices, each in charge of a registrar designated by the Board, where such shares of stock shall be registered. If a transfer agent or registrar is appointed by the Board of Directors, no certificate for shares of stock of the Corporation in respect of which a transfer agent and registrar shall have been designated shall be valid unless countersigned by such transfer agent or registered by such registrar. The Board may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation.

Section 5.5 Registered Stockholders. The Corporation shall be entitled to treat the record holder of any shares of the Corporation as the owner thereof for all purposes, including all rights deriving from such shares, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares, on the part of any other person, including any purchaser, assignee or transferee of such shares or rights deriving from such shares, unless and until such purchaser, assignee or transferee or other person becomes the record holder of such shares, whether or not the Corporation shall have either actual or constructive notice of the interest of such purchaser, assignee or other person, except as otherwise may be provided by law.

ARTICLE VI

GENERAL PROVISIONS

Section 6.1 Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared and paid out of funds legally available therefore by the Board of Directors at any regular or special meeting, pursuant, to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

Section 6.2 Seal. The Corporation shall have a corporate seal in such form as the Board of Directors shall by resolution from time to time prescribe. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or in any manner reproduced.

Section 6.3 Fiscal Year. The fiscal year of the Corporation shall end on December 31 of each year, unless otherwise designated by the Board of Directors.

Section 6.4 Notices. Any notice required by or permitted to be given by the Certificate of Incorporation, these Bylaws or otherwise shall be deemed to have been given in person if delivered in person to the person to whom such notice is addressed, shall be deemed to have been given by mail at the time it shall have been deposited in the United States mail, enclosed in a postage prepaid envelope, and shall be deemed to have been given by telegraph or cable when delivered for prepaid transmission into the custody of the messenger, with such postage prepaid envelope or such telegraph or cable message being addressed to such person at his last address as it appears on the records of the Corporation. Whenever by any provision of the Certificate of Incorporation, these Bylaws or otherwise, any notice is required or permitted to be given any specified number of days before any meeting or event, the day on which such notice was given shall be excluded, but the day of such meeting or other event shall be included, in determining whether or not notice has been given in proper time.

Section 6.5 Voting Securities of Other Corporations. The President, or such other officers of the Corporation as the Board of Directors shall designate, shall have authority to vote on behalf of the Corporation securities of another corporation which are owned or held by the Corporation, and may attend meetings of the stockholders and deliver proxies for such purpose.

Section 6.6 Instruments. All checks, drafts, notes and other obligations of the Corporation for payment of money shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 6.7 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board of Directors, the President or the Treasurer shall direct, in such banks, trust companies or other depositories as the Board of Directors may select, or as may be selected by any officer or officers or agent or agents of the Corporation as the Board of Directors may from time to time designate. For the purpose of deposit and collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by any officer of the Corporation.

Section 6.8 Reimbursement of the Corporation. Any payments made to an officer of the Corporation, including any salary, commission, bonus, interest, rent or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall, upon request by the Corporation, be reimbursed by such officer to the Corporation to the full extent of such disallowance. In lieu of payment by the officer, subject to the determination of the Board of Directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the Corporation has been discharged.

ARTICLE VII

INDEMNIFICATION

Section 7.1 Actions Other Than by or in the Right of the Corporation. Subject to Section 7.3 hereof, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to hereinafter as an “Indemnitee”), against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that his conduct was unlawful.

Section 7.2 Actions by or in the Right of the Corporation. Subject to Section 7.3 hereof, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was an Indemnitee (as defined above) against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 7.3 Determination of Right of Indemnification. Any indemnification under this Article 8 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Indemnitee is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 7.1 or Section 7.2 hereof, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

Section 7.4 Good Faith Defined. For purposes of any determination under Section 7.3 hereof, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section 8.4 shall mean any other corporation or any partnership, joint venture, trust or other enterprise of which such person is or was serving at the request of the corporation as a director, officer, employee or agent. The provisions of this Section 7.4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 7.1 or Section 7.2 hereof, as the case may be.

Section 7.5 Advances of Expenses. Except as limited by Section 7.6 hereof, expenses (including attorneys’ fees) incurred by an Indemnitee in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding if the Indemnitee shall undertake to repay such amount in the event that it is ultimately determined, as provided herein, that such person is not entitled to be indemnified by the Corporation. Notwithstanding the foregoing, no advance shall be made by the Corporation if a determination is reasonably and promptly made by the Board of Directors by a majority vote of a quorum of disinterested directors, or if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that, based upon the facts known to the Board or counsel at the time such determination is made, such person did not meet the applicable standard of conduct set forth in Section 7.1 or Section 7.2 hereof, as the case may be.

Section 7.6 Right of Indemnitee to Indemnification Upon Application; Procedure Upon Application. Any indemnification or advancement of expenses under this Article 7 shall be made promptly, and in any event within ninety (90) days, upon the written request of the Indemnitee, unless a determination is reasonably and promptly made pursuant to Section 7.3 or Section 7.5 hereof, as the case may be, that such Indemnitee has not met the applicable standard of conduct set forth in Section 7.1 or Section 7.2 hereof, as the case may be. The right to indemnification or advancement of expenses under this Article 7 shall be enforceable by the Indemnitee in any court of competent jurisdiction if the Board of Directors or independent legal counsel denies, in whole or in part, the Indemnitee’s request for indemnification or advancement of expenses or if no disposition of such request is made within ninety (90) days. The basis of indemnification or advancement of expenses by a court shall be a determination by such court that indemnification or advancement of expenses of the Indemnitee is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 7.1 or Section 7.2 hereof, as the case may be. Notice of any application to a court by an Indemnitee under this Section 7.6 shall be given to the Corporation promptly upon the filing of such application. The Indemnitee’s expenses actually and reasonably incurred in connection with successfully establishing his right to indemnification or advancement of expenses, in whole or in part, in any such action shall also be indemnified by the Corporation.

Section 7.7 Non-Exclusivity and Survival of Indemnification. The indemnification and advancement of expenses provided by this Article 7 shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), bylaw, agreement, contract, vote of stockholders or disinterested Directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office or while employed by the Corporation, it being the policy of the Corporation that indemnification of Indemnitees shall be made to the fullest extent permitted by law. The provisions of this Article 8 shall not be deemed to preclude the indemnification of any person who is not an Indemnitee but whom the Corporation has the power or obligation to indemnify under the provisions of the Delaware General Corporation Law, or otherwise. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 7 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be an Indemnitee and shall inure to the benefit of the heirs, executors and administrators of such person. All rights to indemnification and advancement of expenses under this Article 7 shall be deemed to be provided by a contract between the Corporation and each Indemnitee who serves or served in such capacity at any time while this Article 7 and other relevant provisions of the General Corporation Law and other applicable law, if any, are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

Section 7.8 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article 7.

Section 7.9 Constituent Corporations. For purpose of this Article 7, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article 7 with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

Section 7.10 Other Enterprises, Fines and Serving At Corporation’s Request. For purposes of this Article 7, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any services as a director, officer, employee, or trustee of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of any employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article 7.

Section 7.11 Savings Clause. If this Article 7 or any portion thereof shall be invalidated on any ground by a court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal or administrative, and whether internal or external, including a grand jury proceeding and an action or suit brought by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article 7 that shall not have been invalidated, or by any other applicable law.

ARTICLE VIII

INTERESTED OFFICERS OR DIRECTORS

No contract or transaction between this Corporation and one or more of its Directors or officers, or between this Corporation and any other corporation, partnership, association, or other organization in which one or more of its Directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board of Directors or a committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

(a) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors represent less than a quorum; or

(b) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(c) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders.

Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorized the contract or transaction.

ARTICLE IX

AMENDMENTS

These Bylaws may be altered or repealed, subject to any provision which might pertain in the Certificate of Incorporation, by majority vote of the stock outstanding at the annual meeting or at any special meeting of stockholders or by resolution adopted by a majority vote of the Board of Directors at any regular or special meeting of the Board of Directors.